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                                   EXHIBIT 24

                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors

Ecogen Inc.:


We consent to the incorporation by reference in the registration statement (No. 33-23767) on Form S-8/S-3, registration statements (No. 33-39687, No. 33-50478 and No. 33-70538) on Form S-8, and registration statements (No. 33-87510, No. 33-45975, No. 33-48020 and No. 33-71854) on Form S-3, of Ecogen Inc. of our
report dated December 15, 1997, except as to the last paragraph of note 8, which is as of January 30, 1998, relating to the consolidated balance sheets of Ecogen Inc. and subsidiaries as of October 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows and related schedule for each of the years in the three-year period ended October 31, 1997, which report appears in the October 31, 1997 annual report on Form 10K of Ecogen Inc.


                                                           KPMG Peat Marwick LLP


Short Hills, New Jersey
February 13, 1998




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